Exhibit  5.2


INTERNAL REVENUE SERVICE                            DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P O BOX A-3617 DPN20-6
CHICAGO, IL  60690
                                          Employer Identification Number:
Date:  Aug. 13, 1993                             52-1220202
                                          File Folder Number:
ALSTRIP INC.                                     360006948
4901 MAIN STREET                          Person to Contact:
SKOKIE, IL 60077                                 TECHNICAL SCREENER
                                          Contact Telephone Number:
                                                 (312) 435-1040
                                          Plan Name:
                                                 PROFIT SHARING PLAN

                                          Plan Number:  002

Dear Applicant:

         We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

         Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)93) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

         The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

         This determination letter is applicable for the amendment(s) adopted on June 9, 1993.

         Sections 4.03 and 4.04 of Rev. Proc. 91-66 place limitations upon the plan years for which this letter may be relied upon as to whether the plan meets the requirements of Code Section 401(a)(4).

         The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

         We have sent a copy of this letter to your representative as indicated in the power of attorney.






                                                            Letter 835 (DO/CG)

ALSTRIP INC

         If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.


                                      Sincerely yours,

                                      /s/ Marilyn W. Day
                                      Marilyn W. Day
                                      District Director


Enclosures:
Publication 794
Addendum













                                                            Letter 835 (DO/CG)